POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary of AB InBev, any Assistant Corporate Secretary of AB InBev, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Mr. John Blood, Mr. Alexandre Bueno, Ms. Christine Delhaye, Mr. Thomas Larson, Ms. Lauren Pratt, Ms. Ann Randon, Mr. Patrick Ryan and Mr. Jan Vandermeersch, and each of them, with full power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign the registration statement of Anheuser-Busch InBev SA/NV on Form F-6 and any and all amendments thereto, including post-effective amendments, or to sign any and all amendments, including post-effective amendments, to the registration statement of Anheuser-Busch InBev SA/NV on Form F-6, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the date indicated next to her signature.

Date: 13 March 2024	By:	/s/ Katherine Barrett
Name: Katherine Barrett
Title: Authorized Representative in the United States
Anheuser-Busch InBev SA/NV

[Authorized Representative — Power of Attorney]